Exhibit 99.1

PLYMOUTH INDUSTRIAL REIT ACQUIRES SEVEN PROPERTIES

BOSTON, MA, December 8, 2014—Plymouth Industrial REIT, Inc. (the “Company”), a self-managed industrial property real estate company, announced today that it has closed on acquisitions consisting of seven warehouse distribution and light industrial properties. The acquisitions total approximately 1.35 million rentable square feet, for an aggregate purchase price of approximately $60 million.

The acquisitions the Company closed are as follows:

•	A portfolio of three warehouse distribution properties located in the Cincinnati, Ohio metropolitan area and Florence, Kentucky. The properties consist of three buildings with approximately 576,801 rentable square feet and are 100% leased under triple net leases.
•	A light industrial property that is located in Newnan, Georgia, has approximately 194,000 rentable square feet and is 100% leased under triple net leases.
•	A light industrial/distribution property that is located in Portland, Maine, has approximately 200,625 rentable square feet and is 100% leased under triple net leases.
•	A light industrial/distribution property that is located in Ginsburg, Ohio, has approximately 255,570 rentable square feet and is 100% leased under triple net leases.
•	A light industrial property that is located in Marlton, New Jersey has approximately 156,280 rentable square feet and is 97% leased under triple net leases.

Jeff Witherell, the Company's CEO commented, "We are pleased with our ability to close these additional seven properties into our portfolio to further diversify our geographic footprint."

About Plymouth Industrial REIT

Plymouth Industrial REIT is a full service, vertically integrated, self-administered and self-managed Maryland corporation focused on the acquisition and management of single and multi-tenant distribution centers, warehouses and light industrial properties, primarily located in secondary and select primary markets across the Eastern half of the U.S. and Texas. The Company owns and operates, or has interests in, twenty one light industrial, warehouse or distribution properties located in six states with an aggregate of approximately 5,000,000 rentable square feet. The Company conducts business through an UPREIT structure in which its properties are owned by Plymouth Industrial OP, LP, a Delaware limited partnership (the “operating partnership’), directly or through wholly-owned subsidiaries of the operating partnership.

Forward-Looking Statements

Matters discussed in this news release regarding our future plans are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “intend,” “believe,” “positioned,” “estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 2013 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we based our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any objection to update any forward-looking statements, whether as a result of new information, future events, or otherwise.